Exhibit 1.2

November 28, 2018

Kosmos Energy Ltd.

Clarendon House

2 Church Street

Hamilton HM 11, Bermuda

Ladies and Gentlemen:

Reference is made to the Shareholders Agreement, dated as of May 10, 2011 (the “Shareholders Agreement”), by and among Kosmos Energy Ltd., an exempted company incorporated under the laws of Bermuda (the “Company”), and each of the parties identified on Schedule A to the Shareholders Agreement. Capitalized or other terms used and not defined herein but defined in the Shareholders Agreement shall have the meanings ascribed to them in the Shareholders Agreement.

The undersigned hereby irrevocably waive (a) their rights pursuant to Section 2.1 of the Shareholders Agreement to nominate and/or designate persons to the Board and (b) their rights pursuant to Section 2.2 of the Shareholders Agreement to nominate and/or designate persons to committees of the Board.

Further, the undersigned hereby irrevocably waive (a) their rights pursuant to Section 2.1 of Annex A to the Company’s Bye-Laws to nominate and/or designate persons to the Board and (b) their rights pursuant to Section 2.2 of Annex A to the Company’s Bye-Laws to nominate and/or designate persons to committees of the Board.

[Remainder of this page intentionally left blank.]

Very truly yours,

WARBURG PINCUS INTERNATIONAL PARTNERS, L.P.
By:	Warburg Pincus Partners, L.P., its General Partner
By:	Warburg Pincus Partners GP LLC, its General Partner
By:	Warburg Pincus & Co., its Managing Member

By:	/s/ David B. Krieger
Name:	David B. Krieger
Title:	Partner

WARBURG PINCUS NETHERLANDS INTERNATIONAL PARTNERS I C.V.
By:	Warburg Pincus Partners, L.P., its General Partner
By:	Warburg Pincus Partners GP LLC, its General Partner
By:	Warburg Pincus & Co., its Managing Member

By:	/s/ David B. Krieger
Name:	David B. Krieger
Title:	Partner

WP-WPIP INVESTORS L.P.
By:	WP-WPIP Investors GP L.P., its General Partner
By:	WPP GP LLC, its General Partner
By:	Warburg Pincus Partners, L.P., its Managing Member
By:	Warburg Pincus Partners GP LLC, its General Partner
By:	Warburg Pincus & Co., its Managing Member

By:	/s/ David B. Krieger
Name:	David B. Krieger
Title:	Partner

[Signature Page to Waiver Letter]

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.
By:	Warburg Pincus Partners, L.P., its General Partner
By:	Warburg Pincus Partners GP LLC, its General Partner
By:	Warburg Pincus & Co., its Managing Member

By:	/s/ David B. Krieger
Name:	David B. Krieger
Title:	Partner

WARBURG PINCUS NETHERLANDS PRIVATE
EQUITY VIII C.V. I
By:	Warburg Pincus Partners, L.P., its General Partner
By:	Warburg Pincus Partners GP LLC, its General Partner
By:	Warburg Pincus & Co., its Managing Member

By:	/s/ David B. Krieger
Name:	David B. Krieger
Title:	Partner

WP-WPVIII INVESTORS, L.P.
By:	WP-WPVIII Investors GP L.P., its General Partner
By:	WPP GP LLC, its General Partner
By:	Warburg Pincus Partners, L.P., its Managing Member
By:	Warburg Pincus Partners GP LLC, its General Partner
By:	Warburg Pincus & Co., its Managing Member

By:	/s/ David B. Krieger
Name:	David B. Krieger
Title:	Partner

[Signature Page to Waiver Letter]

Accepted and agreed as of the date first written above.

KOSMOS ENERGY LTD.

By:	/s/ Jason E. Doughty
	Name:	Jason E. Doughty
	Title:	Senior Vice President and General Counsel

[Signature Page to Waiver Letter]